UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 10, 2004

                   JUPITER MARINE INTERNATIONAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            Florida                     0-26617              65-0794113
 (State or Other Jurisdiction         (Commission         (I.R.S. Employer
       of Incorporation)              File Number)        Identification No.)

              3391 S.E. 14th Avenue, Fort Lauderdale, Florida 33316
               (Address of Principal Executive Office) (Zip Code)

                                 (954) 523-8985
              (Registrant's telephone number, including area code)

                                       N/A
         (Former Name or Former Address, If Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

      On December 10, 2004 the Company entered into a Commercial Lease and Purchase Option (the "Agreement") with 3333 Aventura Realty Corporation for the lease and potential purchase of additional operating facilities. The Company has entered into the Agreement in an effort to expand its manufacturing and production capacity. Under the Agreement the Company has agreed to lease certain property and facilities in Florida for a term of one year at $14,500 per month. The facilities will provide the Company with approximately 50,000 square feet of additional manufacturing and production space. The lease shall commence on the earlier of the date the: (1) facilities are determined to meet all applicable environmental and building code requirements ("Code Requirements") or (2) Company takes possession of the facilities. The Company has agreed to contribute one-third of the funds necessary to satisfy Code Requirements, which are anticipated to be approximately $300,000. During the term of the lease the Company has a right and option to purchase the facilities. If the Company exercises such option, all funds contributed by the Company to satisfy Code Compliance will be deducted from the purchase price.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            JUPITER MARINE INTERNATIONAL
                                            HOLDINGS, INC.


      Date: December 29, 2004               /s/ Carl Herndon
                                            -----------------------------------
                                            Carl Herndon
                                            Chief Executive Officer